Mire & Associates Inc.
Petroleum Consultants

1927 Hillgreen Drive
Katy, TX 77494
Tel: 713-882-9598
www.mireandassociates.com

April 11, 2012

Blast Energy Services, Inc.
14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014

ATTN: Mr. John MacDonald

SUBJECT: NORTH SUGAR VALLEY FIELD
2011 YEAR END RESERVES

Mr. MacDonald,

Mire and Associates, Inc. has updated the proved reserves for the subject field, as of January 1, 2012. Cash flows were generated for the Blast Energy Services' interests using SEC pricing ($4.16 / MMBTU and $96.19 / barrel). Net proved reserves are about 44.6 MBO with a 10% discounted net present value of $925,230 (see attached Economic Summary Projection table).

DISCUSSION

Sun Resources operates three (3) producing wells in the North Sugar Valley Field located in Matagorda County Texas. Proved developed producing reserves were projected for the wells (see attached projection graphs). Two incremental non-producing reserve cases are included for the properties based on a planned workover and a planned facilities upgrade.

METHOD OF APPRAISAL

The properties have been evaluated on the basis of future net cash flow or income. This income will accrue to the appraised interest as the wells are produced to their economic limits. This cash flow has been discounted at 10% per year. Operating costs were supplied by Blast Energy Services and were included in the cash flows.

RESERVE DETERMINATION

Reserves were estimated for the wells by using engineering and geologic methods widely accepted in the industry. For the producing reservoirs performance methods were used to estimate reserves.

Extrapolations were made of various historical data including oil, gas and water production and pressure data.

Titles to the evaluated property have not been examined or independently confirmed. The data used in this evaluation was supplied by Blast Energy Services, Inc. or was obtained from public sources. All estimates are a function of the quality of the available data.

In my opinion the reserve estimates presented in this report are reasonable and were made with generally accepted engineering and evaluation principles.

Thanks for letting us help with this.

Sincerely,

Kurt Mire
Petroleum Consultant

Date : 04/11/2012 4:59:42PM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Total

BLAST ENERGY SERVICES YEAR END 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Est. Cum Oil (Mbbl) : **243.48**
Est. Cum Gas (MMcf) : **327.66**
Est. Cum Water (Mbbl) : **748.51**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		11.64	0.08	5.80	0.00	91.57	0.00	531.20	0.00	239.78	27.77	59.78	203.88	192.45
2013		11.41	0.00	5.68	0.00	91.57	0.00	520.03	0.00	240.25	27.14	0.00	252.64	410.39
2014		10.27	0.00	5.11	0.00	91.57	0.00	468.25	0.00	240.25	24.51	0.00	203.48	569.32
2015		9.27	0.00	4.61	0.00	91.57	0.00	422.45	0.00	240.25	22.19	0.00	160.01	682.47
2016		8.40	0.00	4.18	0.00	91.57	0.00	382.89	0.00	240.25	20.17	0.00	122.47	760.90
2017		7.39	0.00	3.68	0.00	91.57	0.00	337.05	0.00	231.79	17.85	0.00	87.40	811.57
2018		5.71	0.00	2.86	0.00	91.57	0.00	261.48	0.00	185.93	14.08	0.00	61.47	843.83
2019		3.74	0.00	1.87	0.00	91.57	0.00	170.99	0.00	117.48	9.52	0.00	43.99	864.72
2020		2.74	0.00	1.36	0.00	91.57	0.00	124.81	0.00	79.80	7.18	0.00	37.83	880.96
2021		2.61	0.00	1.30	0.00	91.57	0.00	119.24	0.00	79.80	6.86	0.00	32.58	893.62
2022		2.50	0.00	1.25	0.00	91.57	0.00	114.23	0.00	79.80	6.57	0.00	27.86	903.42
2023		2.40	0.00	1.20	0.00	91.57	0.00	109.44	0.00	79.80	6.30	0.00	23.34	910.85
2024		2.30	0.00	1.15	0.00	91.57	0.00	105.12	0.00	79.80	6.05	0.00	19.28	916.41
2025		2.20	0.00	1.10	0.00	91.57	0.00	100.43	0.00	79.80	5.78	0.00	14.85	920.29
2026		2.11	0.00	1.05	0.00	91.57	0.00	96.22	0.00	79.80	5.54	0.00	10.88	922.86
Rem.		4.91	0.00	2.45	0.00	91.57	0.00	224.05	0.00	199.63	12.89	0.00	11.53	2.37
Total	**17.5**	**89.60**	**0.08**	**44.64**	**0.00**	**91.57**	**0.00**	**4,087.87**	**0.00**	**2,494.21**	**220.41**	**59.78**	**1,313.48**	**925.23**
Ult.		**333.08**	**327.74**											

Eco. Indicators

Return on Investment (disc) :	17.097
Return on Investment (undisc) :	22.973
Years to Payout :	0.29
Internal Rate of Return (%) :	>1000

Present Worth Profile (M$)

PW	5.00% :	1,089.25	PW	20.00% :	703.71
PW	8.00% :	985.16	PW	30.00% :	562.12
PW	10.00% :	925.23	PW	40.00% :	464.27
PW	12.00% :	871.56	PW	50.00% :	392.87
PW	15.00% :	800.88	PW	60.00% :	338.68

MILBERGER 1
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: MILBERGER
County,State: MATAGORDA,TX
427.17 M$



Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
GOR (scf/bbl)
JAN 2011 WORKOVER
MAR 2011 RATE IS 13 BOPD
GOR
Water
Gas
Oil
100
10
1
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21

Proj Oil Cum: 117.70 Mbbl
Oil Rem: 48.41 Mbbl
Oil EUR: 166.11 Mbbl

Proj Gas Cum: 166.90 MMcf
Gas Rem: 0.03 MMcf
Gas EUR: 166.94 MMcf

MILBERGER A 2LT
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: MILBERGER
County,State: MATAGORDA,TX
183.83 M$



Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
GOR (scf/bbl)
100 100 100
10 10 10
1 1
10000
1000
100
Water
Oil
GOR
Gas
02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19

Proj Oil Cum: 79.00 Mbbl
Oil Rem: 14.17 Mbbl
Oil EUR: 93.17 Mbbl

Proj Gas Cum: 118.27 MMcf
Gas Rem: 0.03 MMcf
Gas EUR: 118.30 MMcf

OXBOW 1
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: SUGAR VALLEY
County,State: MATAGORDA,TX
-3.49 M$



Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
Well Count
Water Cut (%)
GOR (scf/bbl)
DEC 2010 - PULL TBG & REPLACE JET PUMP
POOR RESPONSE
NO GAS SALES
Gas
Oil
GOR
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18

Proj Oil Cum: 46.75 Mbbl
Oil Rem: 0.44 Mbbl
Oil EUR: 47.19 Mbbl

Proj Gas Cum: 42.48 MMcf
Gas Rem: 0.02 MMcf
Gas EUR: 42.51 MMcf

MILBERGER A 2LT(incr)
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: MILBERGER
County,State: MATAGORDA,TX
262.89 M$



Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
GOR (scf/bbl)
RATE DOWN DUE TO TANK CAPACITY
MARCH RATE WAS 16.8 BOPD
APRIL 2012 PLANS TO UPGRADE FACILITY
RATE WILL GO BACK UP TO 18 BOPD
Oil(base)
Oil(MAI12)
100 100 100
10 10 10
1 1
10000
1000
100
04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21 22

Proj Oil Cum: 0.00 Mbbl
Oil Rem: 16.57 Mbbl
Oil EUR: 16.57 Mbbl

Proj Gas Cum: 0.00 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 0.00 MMcf

OXBOW 1{incr}
SUN RESOURCES TEXAS INCORPORAT
Major Phase: Oil

Field: SUGAR VALLEY
County,State: MATAGORDA,TX
54.84 M$



Oil (bbl/day)
Water (bbl/day)
Gas (Mcf/day)
Well Count
Water Cut (%)
GOR (scf/bbl)
JUNE 2012 - PLANNED WOROVER
2010 WORKOVER HAD POOR RESULTS
EST 7 BOPD AFTER WORKOVER
Oil{base}
Oil{MAI12}
100 100 10
10 10 1
1
100 10 10000
10 1 1000
1 .1 100
01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20

Proj Oil Cum: 0.04 Mbbl
Oil Rem: 9.99 Mbbl
Oil EUR: 10.03 Mbbl

Proj Gas Cum: 0.00 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 0.00 MMcf

ECONOMIC SUMMARY PROJECTION

BLAST ENERGY SERVICES YEAR END 2011

All Cases

Discount Rate : 10.00

As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Est. Cum Oil (Mbbl) : 243.48
Est. Cum Gas (MMcf) : 327.66
Est. Cum Water (Mbbl) : 748.51

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		11.64	0.08	5.80	0.00	91.57	0.00	531.20	0.00	239.78	27.77	59.78	203.88	192.45
2013		11.41	0.00	5.68	0.00	91.57	0.00	520.03	0.00	240.25	27.14	0.00	252.64	410.39
2014		10.27	0.00	5.11	0.00	91.57	0.00	468.25	0.00	240.25	24.51	0.00	203.48	569.32
2015		9.27	0.00	4.61	0.00	91.57	0.00	422.45	0.00	240.25	22.19	0.00	160.01	682.47
2016		8.40	0.00	4.18	0.00	91.57	0.00	382.89	0.00	240.25	20.17	0.00	122.47	760.90
2017		7.39	0.00	3.68	0.00	91.57	0.00	337.05	0.00	231.79	17.85	0.00	87.40	811.57
2018		5.71	0.00	2.86	0.00	91.57	0.00	261.48	0.00	185.93	14.08	0.00	61.47	843.83
2019		3.74	0.00	1.87	0.00	91.57	0.00	170.99	0.00	117.48	9.52	0.00	43.99	864.72
2020		2.74	0.00	1.36	0.00	91.57	0.00	124.81	0.00	79.80	7.18	0.00	37.83	880.96
2021		2.61	0.00	1.30	0.00	91.57	0.00	119.24	0.00	79.80	6.86	0.00	32.58	893.62
2022		2.50	0.00	1.25	0.00	91.57	0.00	114.23	0.00	79.80	6.57	0.00	27.86	903.42
2023		2.40	0.00	1.20	0.00	91.57	0.00	109.44	0.00	79.80	6.30	0.00	23.34	910.85
2024		2.30	0.00	1.15	0.00	91.57	0.00	105.12	0.00	79.80	6.05	0.00	19.28	916.41
2025		2.20	0.00	1.10	0.00	91.57	0.00	100.43	0.00	79.80	5.78	0.00	14.85	920.29
2026		2.11	0.00	1.05	0.00	91.57	0.00	96.22	0.00	79.80	5.54	0.00	10.88	922.86
Rem.		4.91	0.00	2.45	0.00	91.57	0.00	224.05	0.00	199.63	12.89	0.00	11.53	2.37
Total	17.5	**89.60**	**0.08**	**44.64**	**0.00**	**91.57**	**0.00**	**4,087.87**	**0.00**	**2,494.21**	**220.41**	**59.78**	**1,313.48**	**925.23**
Ult.		**333.08**	**327.74**											

Eco. Indicators

Return on Investment (disc) :	17.097
Return on Investment (undisc) :	22.973
Years to Payout :	0.29
Internal Rate of Return (%) :	>1000

Present Worth Profile (M$)

PW	5.00% :	1,089.25	PW	20.00% :	703.71
PW	8.00% :	985.16	PW	30.00% :	562.12
PW	10.00% :	925.23	PW	40.00% :	464.27
PW	12.00% :	871.56	PW	50.00% :	392.87
PW	15.00% :	800.88	PW	60.00% :	338.68

ECONOMIC SUMMARY PROJECTION

BLAST ENERGY SERVICES YEAR END 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Est. Cum Oil (Mbbl) : 243.44
Est. Cum Gas (MMcf) : 327.66
Est. Cum Water (Mbbl) : 748.51

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		9.01	0.08	4.50	0.00	91.57	0.00	412.44	0.00	208.28	21.91	0.00	182.25	173.58
2013		7.59	0.00	3.80	0.00	91.57	0.00	347.64	0.00	185.93	18.63	0.00	143.08	297.08
2014		6.73	0.00	3.37	0.00	91.57	0.00	308.28	0.00	185.93	16.61	0.00	105.74	379.73
2015		5.74	0.00	2.87	0.00	91.57	0.00	262.93	0.00	174.34	14.30	0.00	74.29	432.31
2016		3.25	0.00	1.62	0.00	91.57	0.00	148.18	0.00	79.80	8.53	0.00	59.85	470.58
2017		3.10	0.00	1.55	0.00	91.57	0.00	141.56	0.00	79.80	8.14	0.00	53.62	501.61
2018		2.97	0.00	1.48	0.00	91.57	0.00	135.62	0.00	79.80	7.80	0.00	48.02	526.76
2019		2.85	0.00	1.42	0.00	91.57	0.00	129.93	0.00	79.80	7.48	0.00	42.65	546.99
2020		2.74	0.00	1.36	0.00	91.57	0.00	124.81	0.00	79.80	7.18	0.00	37.83	563.23
2021		2.61	0.00	1.30	0.00	91.57	0.00	119.24	0.00	79.80	6.86	0.00	32.58	575.89
2022		2.50	0.00	1.25	0.00	91.57	0.00	114.23	0.00	79.80	6.57	0.00	27.86	585.69
2023		2.40	0.00	1.20	0.00	91.57	0.00	109.44	0.00	79.80	6.30	0.00	23.34	593.12
2024		2.30	0.00	1.15	0.00	91.57	0.00	105.12	0.00	79.80	6.05	0.00	19.28	598.68
2025		2.20	0.00	1.10	0.00	91.57	0.00	100.43	0.00	79.80	5.78	0.00	14.85	602.56
2026		2.11	0.00	1.05	0.00	91.57	0.00	96.22	0.00	79.80	5.54	0.00	10.88	605.13
Rem.		4.91	0.00	2.45	0.00	91.57	0.00	224.05	0.00	199.63	12.89	0.00	11.53	2.37
Total	17.5	**63.03**	**0.08**	**31.45**	**0.00**	**91.57**	**0.00**	**2,880.12**	**0.00**	**1,831.92**	**160.56**	**0.00**	**887.64**	**607.50**
Ult.		**306.47**	**327.74**											

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

Present Worth Profile (M$)

PW	5.00% :	722.44	PW	20.00% :	461.63
PW	8.00% :	648.86	PW	30.00% :	374.27
PW	10.00% :	607.50	PW	40.00% :	316.16
PW	12.00% :	571.13	PW	50.00% :	274.50
PW	15.00% :	524.22	PW	60.00% :	242.99

ECONOMIC PROJECTION

BLAST ENERGY SERVICES YEAR END 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Date: 04/11/2012	4:59:42PM
Partner :	All Cases
Retrieval Code :	142030023858
Reserve Cat. :	Proved Producing
Location :	BURNETT & SOJOUR 13
Archive Set :	MAI 2012

Case :	MILBERGER 1
Type :	LEASE CASE
Field :	MILBERGER
Operator :	SUN RESOURCES TEXAS INCORPORAT
Reservoir :	GRAVIER
Co., State :	MATAGORDA, TX
API No. :	42321318090000

Est. Cum Oil (Mbbl) :	**117.70**
Est. Cum Gas (MMcf) :	**166.90**
Est. Cum Water (Mbbl) :	**97.75**

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012	3.85	0.03	1.92	0.00	91.57	0.00	175.82	0.00	79.80	10.12	0.00	85.91	81.79
2013	3.68	0.00	1.84	0.00	91.57	0.00	168.07	0.00	79.80	9.67	0.00	78.60	149.53
2014	3.53	0.00	1.76	0.00	91.57	0.00	161.01	0.00	79.80	9.26	0.00	71.95	205.66
2015	3.38	0.00	1.68	0.00	91.57	0.00	154.25	0.00	79.80	8.88	0.00	65.58	251.98
2016	3.25	0.00	1.62	0.00	91.57	0.00	148.18	0.00	79.80	8.53	0.00	59.85	290.25
2017	3.10	0.00	1.55	0.00	91.57	0.00	141.56	0.00	79.80	8.14	0.00	53.62	321.27
2018	2.97	0.00	1.48	0.00	91.57	0.00	135.62	0.00	79.80	7.80	0.00	48.02	346.43
2019	2.85	0.00	1.42	0.00	91.57	0.00	129.93	0.00	79.80	7.48	0.00	42.65	366.66
2020	2.74	0.00	1.36	0.00	91.57	0.00	124.81	0.00	79.80	7.18	0.00	37.83	382.90
2021	2.61	0.00	1.30	0.00	91.57	0.00	119.24	0.00	79.80	6.86	0.00	32.58	395.56
2022	2.50	0.00	1.25	0.00	91.57	0.00	114.23	0.00	79.80	6.57	0.00	27.86	405.36
2023	2.40	0.00	1.20	0.00	91.57	0.00	109.44	0.00	79.80	6.30	0.00	23.34	412.79
2024	2.30	0.00	1.15	0.00	91.57	0.00	105.12	0.00	79.80	6.05	0.00	19.28	418.35
2025	2.20	0.00	1.10	0.00	91.57	0.00	100.43	0.00	79.80	5.78	0.00	14.85	422.23
2026	2.11	0.00	1.05	0.00	91.57	0.00	96.22	0.00	79.80	5.54	0.00	10.88	424.80
Rem.	4.91	0.00	2.45	0.00	91.57	0.00	224.05	0.00	199.63	12.89	0.00	11.53	2.37
Total 17.5	**48.41**	**0.03**	**24.11**	**0.00**	**91.57**	**0.00**	**2,207.97**	**0.00**	**1,396.63**	**127.04**	**0.00**	**684.30**	**427.17**
Ult.	**166.11**	**166.94**											

Major Phase :	Oil		
Initial Rate :	331.00	bbl/month	
Abandonment :	154.60	bbl/month	
Initial Decline :	4.200	%/year	b = 0.00
Initial Ratio :	0.103	Mcf/bbl	
Abandon Ratio :	0.000	Mcf/bbl	
Abandon Day :	07/04/2029		

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

	Initial	**1st Rev.**	**2nd Rev.**
Working Interest :	0.66500000	0.00000000	0.00000000
Revenue Interest :	0.49808000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW	**5.00% :**	**531.15**	**PW**	**20.00% :**	**300.38**
PW	**8.00% :**	**464.27**	**PW**	**30.00% :**	**228.99**
PW	**10.00% :**	**427.17**	**PW**	**40.00% :**	**184.36**
PW	**12.00% :**	**394.90**	**PW**	**50.00% :**	**154.17**
PW	**15.00% :**	**353.87**	**PW**	**60.00% :**	**132.49**

ECONOMIC PROJECTION

BLAST ENERGY SERVICES YEAR END 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Date: 04/11/2012	4:59:42PM
Partner :	All Cases
Retrieval Code :	142030024195
Reserve Cat. :	Proved Producing
Location :	BURNETT & SOJOUR 13
Archive Set :	MAI 2012

Case :	MILBERGER A 2LT
Type :	LEASE CASE
Field :	MILBERGER
Operator :	SUN RESOURCES TEXAS INCORPORAT
Reservoir :	GRAVIER
Co., State :	MATAGORDA, TX
API No. :	42321318120000

Est. Cum Oil (Mbbl) :	79.00
Est. Cum Gas (MMcf) :	118.27
Est. Cum Water (Mbbl) :	618.19

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		4.71	0.03	2.37	0.00	91.57	0.00	216.87	0.00	106.13	10.82	0.00	99.92	95.28
2013		3.90	0.00	1.96	0.00	91.57	0.00	179.57	0.00	106.13	8.96	0.00	64.48	151.05
2014		3.20	0.00	1.61	0.00	91.57	0.00	147.27	0.00	106.13	7.35	0.00	33.79	177.56
2015		2.36	0.00	1.19	0.00	91.57	0.00	108.68	0.00	94.54	5.42	0.00	8.72	183.83
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**3.9**	**14.17**	**0.03**	**7.12**	**0.00**	**91.57**	**0.00**	**652.39**	**0.00**	**412.93**	**32.56**	**0.00**	**206.91**	**183.83**
Ult.		**93.17**	**118.30**											

Major Phase :	Oil		
Initial Rate :	392.00	bbl/month	
Abandonment :	202.18	bbl/month	
Initial Decline :	18.000	%/year	b = 0.00
Initial Ratio :	0.071	Mcf/bbl	
Abandon Ratio :	0.000	Mcf/bbl	
Abandon Day :	11/21/2015		

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

	Initial	**1st Rev.**	**2nd Rev.**
Working Interest :	0.67000000	0.00000000	0.00000000
Revenue Interest :	0.50266000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW	**5.00% :**	**194.82**	**PW**	**20.00% :**	**164.67**
PW	**8.00% :**	**188.10**	**PW**	**30.00% :**	**148.62**
PW	**10.00% :**	**183.83**	**PW**	**40.00% :**	**135.08**
PW	**12.00% :**	**179.71**	**PW**	**50.00% :**	**123.55**
PW	**15.00% :**	**173.81**	**PW**	**60.00% :**	**113.65**

ECONOMIC PROJECTION

BLAST ENERGY SERVICES YEAR END 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Date: 04/11/2012 4:59:42PM
Partner : All Cases
Retrieval Code : 142030024281
Reserve Cat. : Proved Producing
Location : BURNETT PUMPHREY 13
Archive Set : MAI 2012

Case : OXBOW 1
Type : LEASE CASE
Field : SUGAR VALLEY
Operator : SUN RESOURCES TEXAS INCORPORAT
Reservoir : CREECH
Co., State : MATAGORDA, TX
API No. : 42321318710000

Est. Cum Oil (Mbbl) : 46.75
Est. Cum Gas (MMcf) : 42.48
Est. Cum Water (Mbbl) : 32.57

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		0.44	0.02	0.22	0.00	91.57	0.00	19.75	0.00	22.36	0.97	0.00	-3.57	-3.49
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.4	0.44	0.02	0.22	0.00	91.57	0.00	19.75	0.00	22.36	0.97	0.00	-3.57	-3.49
Ult.		47.19	42.51											

Major Phase :	Oil		
Initial Rate :	90.81	bbl/month	
Abandonment :	86.94	bbl/month	
Initial Decline :	10.000	%/year	b = 0.00
Initial Ratio :	0.242	Mcf/bbl	
Abandon Ratio :	0.000	Mcf/bbl	
Abandon Day :	05/31/2012		

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

	Initial	1st Rev.	2nd Rev.
Working Interest :	0.64670000	0.00000000	0.00000000
Revenue Interest :	0.48604000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW	5.00% :	-3.53	PW	20.00% :	-3.42
PW	8.00% :	-3.51	PW	30.00% :	-3.35
PW	10.00% :	-3.49	PW	40.00% :	-3.28
PW	12.00% :	-3.48	PW	50.00% :	-3.21
PW	15.00% :	-3.46	PW	60.00% :	-3.15

Proved Non-Producing Rsv Class & Category

ECONOMIC SUMMARY PROJECTION

BLAST ENERGY SERVICES YEAR END 2011

All Cases

Discount Rate : 10.00

As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Est. Cum Oil (Mbbl) : 0.04
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		2.63	0.00	1.30	0.00	91.57	0.00	118.76	0.00	31.49	5.87	59.78	21.62	18.86
2013		3.82	0.00	1.88	0.00	91.57	0.00	172.39	0.00	54.32	8.51	0.00	109.56	113.31
2014		3.54	0.00	1.75	0.00	91.57	0.00	159.96	0.00	54.32	7.90	0.00	97.74	189.59
2015		3.52	0.00	1.74	0.00	91.57	0.00	159.51	0.00	65.91	7.89	0.00	85.72	250.16
2016		5.15	0.00	2.56	0.00	91.57	0.00	234.72	0.00	160.45	11.65	0.00	62.62	290.32
2017		4.28	0.00	2.13	0.00	91.57	0.00	195.48	0.00	151.99	9.71	0.00	33.79	309.97
2018		2.73	0.00	1.37	0.00	91.57	0.00	125.86	0.00	106.13	6.28	0.00	13.45	317.07
2019		0.89	0.00	0.45	0.00	91.57	0.00	41.07	0.00	37.68	2.05	0.00	1.34	317.73
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	7.4	**26.57**	**0.00**	**13.19**	**0.00**	**91.57**	**0.00**	**1,207.76**	**0.00**	**662.30**	**59.85**	**59.78**	**425.84**	**317.73**
Ult.		**26.61**	**0.00**											

Eco. Indicators

Return on Investment (disc) :	6.528
Return on Investment (undisc) :	8.124
Years to Payout :	0.82
Internal Rate of Return (%) :	275.46

Present Worth Profile (M$)

PW	5.00% :	366.81	PW	20.00% :	242.07
PW	8.00% :	336.30	PW	30.00% :	187.85
PW	10.00% :	317.73	PW	40.00% :	148.11
PW	12.00% :	300.43	PW	50.00% :	118.37
PW	15.00% :	276.65	PW	60.00% :	95.69

ECONOMIC PROJECTION

BLAST ENERGY SERVICES YEAR END 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Date: 04/11/2012 4:59:42PM
Partner : All Cases
Retrieval Code : 142030024195
Reserve Cat. : Proved Non-Producing
Location : BURNETT & SOJOUR 13
Archive Set : MAI 2012

Case : MILBERGER A 2LT (incr)
Type : INCREMENTAL CASE
Field : MILBERGER
Operator : SUN RESOURCES TEXAS INCORPORAT
Reservoir : GRAVIER
Co., State : MATAGORDA, TX
API No. : 42321318120000

Est. Cum Oil (Mbbl) : 0.00
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012		1.23	0.00	0.62	0.00	91.57	0.00	56.76	0.00	0.00	2.83	8.04	45.89	42.93
2013		1.58	0.00	0.80	0.00	91.57	0.00	72.92	0.00	0.00	3.64	0.00	69.28	102.61
2014		1.57	0.00	0.79	0.00	91.57	0.00	72.42	0.00	0.00	3.61	0.00	68.81	156.27
2015		1.79	0.00	0.90	0.00	91.57	0.00	82.47	0.00	11.59	4.12	0.00	66.77	203.42
2016		3.62	0.00	1.82	0.00	91.57	0.00	166.74	0.00	106.13	8.32	0.00	52.29	236.94
2017		3.14	0.00	1.58	0.00	91.57	0.00	144.65	0.00	106.13	7.22	0.00	31.31	255.13
2018		2.73	0.00	1.37	0.00	91.57	0.00	125.86	0.00	106.13	6.28	0.00	13.45	262.23
2019		0.89	0.00	0.45	0.00	91.57	0.00	41.07	0.00	37.68	2.05	0.00	1.34	262.89
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	**7.4**	**16.57**	**0.00**	**8.33**	**0.00**	**91.57**	**0.00**	**762.90**	**0.00**	**367.65**	**38.07**	**8.04**	**349.14**	**262.89**
Ult.		16.57	0.00											

Major Phase :	Oil	
Initial Rate :	392.00 bbl/month	
Abandonment :	202.16 bbl/month	
Initial Decline :	18.425 %/year	b = 0.00
Initial Ratio :	0.071 Mcf/bbl	
Abandon Ratio :	0.000 Mcf/bbl	
Abandon Day :	05/11/2019	

Eco. Indicators

Return on Investment (disc) :	34.555
Return on Investment (undisc) :	44.426
Years to Payout :	0.33
Internal Rate of Return (%) :	>1000

	Initial	1st Rev.	2nd Rev.
Working Interest :	0.67000000	0.00000000	0.00000000
Revenue Interest :	0.50266000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW	5.00% :	301.89	PW	20.00% :	203.40
PW	8.00% :	277.61	PW	30.00% :	161.28
PW	10.00% :	262.89	PW	40.00% :	130.71
PW	12.00% :	249.22	PW	50.00% :	107.98
PW	15.00% :	230.49	PW	60.00% :	90.71

Date: 04/11/2012 4:59:42PM
Partner : All Cases
Retrieval Code : 142030024281
Reserve Cat. : Proved Non-Producing
Location : BURNETT PUMPHREY 13
Archive Set : MAI 2012

ECONOMIC PROJECTION

BLAST ENERGY SERVICES YEAR END 2011
All Cases
Discount Rate : 10.00
As of : 01/01/2012

PROVED RESERVES UPDATE
SEC PRICING

Case : OXBOW 1 (incr)
Type : INCREMENTAL CASE
Field : SUGAR VALLEY
Operator : SUN RESOURCES TEXAS INCORPORAT
Reservoir : CREECH
Co., State : MATAGORDA, TX
API No. : 42321318710000

Est. Cum Oil (Mbbl) : 0.04
Est. Cum Gas (MMcf) : 0.00
Est. Cum Water (Mbbl) : 0.00

Year	Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2012	1.39	0.00	0.68	0.00	91.57	0.00	62.00	0.00	31.49	3.03	51.74	-24.27	-24.07
2013	2.23	0.00	1.09	0.00	91.57	0.00	99.47	0.00	54.32	4.87	0.00	40.28	10.70
2014	1.97	0.00	0.96	0.00	91.57	0.00	87.54	0.00	54.32	4.29	0.00	28.93	33.32
2015	1.73	0.00	0.84	0.00	91.57	0.00	77.04	0.00	54.32	3.77	0.00	18.95	46.74
2016	1.53	0.00	0.74	0.00	91.57	0.00	67.98	0.00	54.32	3.33	0.00	10.33	53.38
2017	1.14	0.00	0.56	0.00	91.57	0.00	50.83	0.00	45.86	2.49	0.00	2.48	54.84
Rem.	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total 5.8	9.99	0.00	4.86	0.00	91.57	0.00	444.86	0.00	294.65	21.78	51.74	76.70	54.84
Ult.	10.03	0.00											

Major Phase :	Oil		
Initial Rate :	91.15	bbl/month	
Abandonment :	106.89	bbl/month	
Initial Decline :	10.000	%/year	b = 0.00
Initial Ratio :	0.241	Mcf/bbl	
Abandon Ratio :	0.000	Mcf/bbl	
Abandon Day :	11/04/2017		

Eco. Indicators

Return on Investment (disc) :	2.105
Return on Investment (undisc) :	2.482
Years to Payout :	1.57
Internal Rate of Return (%) :	72.15

	Initial	1st Rev.	2nd Rev.
Working Interest :	0.64670000	0.00000000	0.00000000
Revenue Interest :	0.48604000	0.00000000	0.00000000
Rev. Date :			

Present Worth Profile (M$)

PW	5.00% :	64.92	PW	20.00% :	38.67
PW	8.00% :	58.69	PW	30.00% :	26.57
PW	10.00% :	54.84	PW	40.00% :	17.40
PW	12.00% :	51.21	PW	50.00% :	10.39
PW	15.00% :	46.16	PW	60.00% :	4.98

Economic One-Liners

Project Name : BLAST ENERGY SERVICES YEAR END 2

Ownership Group : All Cases

As of Date: 1/1/2012

PROVED RESERVES UPDATE
SEC PRICING

Lease Name *Risked / UnRisked*	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)	Life (years)
Grand Total	**Total**	**44.64**	**0.00**	**4,087.87**	**0.00**	**0.00**	**2,714.62**	**59.78**	**1,313.48**	**925.23**	**17.51**
Proved Producing Rsv Class & Category	**Total**	**31.45**	**0.00**	**2,890.12**	**0.00**	**0.00**	**1,992.48**	**0.00**	**887.64**	**607.50**	**17.51**
MILBERGER 1	*P-DP*	24.11	0.00	2,207.97	0.00	0.00	1,523.67	0.00	684.30	427.17	17.51
MILBERGER A 2LT	*P-DP*	7.12	0.00	652.39	0.00	0.00	445.48	0.00	206.91	183.83	3.89
OXBOW 1	*P-DP*	0.22	0.00	19.75	0.00	0.00	23.32	0.00	-3.57	-3.49	0.42
Proved Non-Producing Rsv Class & Category	**Total**	**13.19**	**0.00**	**1,207.76**	**0.00**	**0.00**	**722.15**	**59.78**	**425.84**	**317.73**	**7.36**
MILBERGER A 2LT (incr)	*P-NP*	8.33	0.00	762.90	0.00	0.00	405.72	8.04	349.14	262.89	7.36
OXBOW 1 (incr)	*P-NP*	4.86	0.00	444.86	0.00	0.00	316.42	51.74	76.70	54.84	5.85